Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
STANDARD FORM COMMERCIAL LEASE

THIS SECOND AMENDMENT TO AMENDED AND RESTATED STANDARD FORM COMMERCIAL LEASE (this “Amendment”) is made as of September 30, 2004, by and between OMV ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership with an address at c/o Capital Properties Management, Inc., 31 Saint James Avenue, Boston, Massachusetts 02116 (“Lessor”), and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation with an address at Prudential Tower, 800 Boylston Street - 34th Floor, Boston, Massachusetts 02199-8157, Attn: Chief Operating Officer (“Lessee”).

RECITALS:

A.                                   Lessor and Lessee entered into that certain Amended and Restated Standard Form Commercial Lease (the “Original Lease”) dated as of February 13, 2004, whereby Lessor leased to Lessee certain office space located at 31 St. James Avenue, Boston, Massachusetts (the “Building”).

B.                                     Lessor and Lessee entered into that certain First Amendment to Lease (the “First Amendment”) dated as of May 21, 2004, whereby Lessor leased to Lessee certain storage space located in the Building.

C.                                     Pursuant to that certain Tenancy at Will Agreement dated April 19, 2004 (the “TAW Agreement”), Lessor leased to Lessee certain additional space located in the Building (the “TAW Space”) on a month-to-month basis.

D.                                    Lessor and Lessee desire to amend further the Original Lease in certain respects, including to increase the size of the premises leased by Lessor to Lessee pursuant to the Original Lease.

NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and intending to be legally bound, the parties hereto agree that:

1.                                       Defined Terms.

A.                                   For the purposes of this Amendment, the term “Lease” shall mean the Original Lease, as amended by the First Amendment and this Amendment.

B.                                     Terms not otherwise defined in this Amendment shall have the same meanings as are set forth in the Lease.

2.                                       Premises; Rentable Area.  A. The exhibit attached to the Original Lease as “Exhibit A” is hereby deleted in its entirety, and the exhibit attached hereto as “Exhibit A” is hereby inserted in its stead.  The term “Premises Rentable Area” set forth in Section 1.A of the Original Lease is hereby deleted in its entirety, and the following is inserted in its stead:

Premises Rentable Area:  Agreed to be: (i) 45,500 rentable square feet located on the sixth floor of the Building as more particularly identified on Exhibit A (“Space A”); (ii) 45,500 rentable square feet located on the fourth floor of the Building as more particularly identified on Exhibit A (“Space B”); (iii) 7,272 rentable square feet located on the fifth floor of the Building as more particularly identified on Exhibit A (“Space C”); and (iv) 25,265 rentable square feet located on the fifth floor of the Building as more particularly identified on Exhibit A (“Space D”).

The total rentable area in the Building leased to LESSEE pursuant to this Lease, all as more particularly identified on Exhibit A, is agreed to be 123,537 rentable square feet (the “Premises”).

B.                                     The first sentence of Section 2 of the Original Lease is hereby deleted in its entirety, and the following is inserted in its stead:

A portion of the Building consisting of approximately 123,537 SQUARE FEET OF RENTABLE AREA ON THE FOURTH, FIFTH AND SIXTH FLOORS OF THE BUILDING AND COMMONLY KNOWN AS SUITES 401, 500, 550 & 601, as more particularly identified on the plan attached hereto as Exhibit A, together with the right to use in common, with others entitled thereto, the Common Areas.

3.                                       Basic Rent. The term “Basic Rent” set forth in Section 1.A of the Original Lease is hereby deleted in its entirety, and the following is inserted in its stead:

Basic Rent (as the same may be adjusted and/or abated in accordance with the terms and conditions of this Lease):

Subject to Section 4, commencing as of the Commencement Date and continuing to April 30, 2009:

Space	Basic Rent Rate per Rentable Square Foot		Annual Basic Rent	Monthly Installments

Space A	$29.50	/ rsf	$1,342,250.00	$111,854.17
Space B	$29.50	/ rsf	$1,342,250.00	$111,854.17
Space C	$20.00	/ rsf	$145,440.00	$12,120.00
Space D	$29.50	/ rsf	$745,317.50	$62,109.79
Total Premises	—		$3,575,257.50	$297,938.13

Commencing on May 1, 2009, and continuing to April 30, 2014:

Space	Basic Rent Rate per Rentable Square Foot		Annual Basic Rent	Monthly Installments

Space A	$34.50	/ rsf	$1,569,750.00	$130,812.50
Space B	$34.50	/ rsf	$1,569,750.00	$130,812.50
Space C	$34.50	/ rsf	$250,884.00	$20,907.00
Space D	$34.50	/ rsf	$871,642.50	$72,636.88
Total Premises	—		$4,262,026.50	$355,168.88

The clause, “, and Basic Rent attributable to Space D shall commence on October 1, 2004” is hereby inserted at the end of Section 4 of the Original Lease.

4.                                       Permitted Uses.  The term “Permitted Uses” set forth in Section 1.A of the Original Lease is hereby deleted in its entirety, and the following is inserted in its stead:

Permitted Uses: General Office, call center, data center and related uses.

5.                                       Escalation Factor. The term “Escalation Factor” set forth in Section LA of the Original Lease is hereby deleted in its entirety, and the following is inserted in its stead:

Escalation Factor: 27.71%, as computed in accordance with the Escalation Factor Computation. To the extent the size of the Premises changes pursuant to this Lease, the Escalation Factor shall be adjusted accordingly.

6.                                       Electricity Cost. The following sentence is hereby inserted at the end of the definition of the term “Electricity Cost” set forth in Section 1.A of the Original Lease:

Lessee shall pay for all electricity usage associated with electrical outlets, lighting and ordinary office equipment in Space D directly to the local provider for the Building. Lessor represents to Lessee that there is a separate, direct meter that measures electricity only for Space D.

7.                                       Initial Term. The term “Initial Term” set forth in Section LA of the Original Lease is hereby deleted in its entirety, and the following is inserted in its stead:

Initial Term:

Space A, B and C: Ten (10) years and one (1) month commencing on the Commencement Date and expiring on April 30, 2014.

Space D:  Nine (9) years and seven (7) months commencing on October 1, 2004 and expiring on April 30, 2014.

8.                                       Assignment and Subleasing.

A.                                   Section 13.C of the Original Lease is hereby amended by deleting the number “30,000” in line 2 and inserting in its stead the number “35,000.”

B.                                     Section 13.13 of the Original Lease is hereby amended by deleting the number “10,000” in line 5 and inserting in its stead the number “25,000” upon the condition that Lessor shall be entitled to receive its share (as determined pursuant to Section 13.A) of any rents or other consideration received by Lessee from The Education Resources Institute, Inc. (commonly known as TERI) that is in excess of the rents payable by Lessor hereunder for the space so sublet (anything to the contrary in the last sentence of Section 13.1) of the Original Sublease notwithstanding).

9.                                       Subordination.                 Simultaneously with the execution of this Amendment, Lessor and Lessee have executed that certain Subordination, Non-Disturbance and Attornment Agreement of even date herewith between LaSalle Bank National Association, as Trustee for the Certificate Holders of LB-UBS Commercial Mortgage Trust 2000-C5, Commercial Mortgage Pass-Through Certificates, Series 2000-C5 (the “Lender”) and Lessee (the “SNDA”), the form of which has been previously approved by Lender, Lessee and Lessor. Lessor agrees to promptly deliver the SNDA to Lender for its execution. Upon Lender’s execution of the SNDA, and the delivery of the fully executed SNDA to Lessee, the condition pertaining to delivery of the SNDA set forth in Section 14 of the Original Lease shall be deemed satisfied.

10.                                 Condition and Area. The work letter attached hereto as Exhibit B (Space D) is hereby inserted at the end of Exhibit B of the Original Lease. The description of Lessor’s Space D Work attached hereto as Exhibit H (Space D) is hereby inserted at the end of Exhibit H of the Original Lease. The following paragraphs are hereby inserted at the end of Section 26 of the Original Lease:

C.                                     Subject to Lessor’s substantial completion of Lessor’s work set forth on Exhibit H (Space D) attached hereto, which Lessor shall complete as soon as reasonably possible, Space D is being delivered strictly in its “As Is” condition, and Lessee acknowledges that it has inspected Space D and found Space D to be satisfactory, subject only to Lessor’s substantial completion of the work described on Exhibit H (Space D).  Lessee shall construct the improvements to Space D in accordance with Exhibit B (Space D) attached hereto.

D.                                    Notwithstanding anything to contrary contained in the Original Lease, Lessor shall only be obligated to perform the improvements to Space D that are identified on Exhibit H (Space D).

11.                                 Option to Extend. Sections 35.A and 35.B of the Original Lease are hereby deleted in their entirety, and the following is hereby inserted in their stead:

A.                                   Provided that at the time of such exercise (i) there then exists no Default of Lessee beyond applicable notice and cure periods, and (ii) this Lease is then in full force and effect, Lessee shall have the right and option to extend the Initial Term for two (2) successive periods of five (5) years each (each, an “Extended Term”). The first Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of such Extended Term, and the second Extended Term shall commence on the day immediately succeeding the expiration date of the first Extended Term, and shall end on the day immediately preceding the fifth anniversary of the first day of such second Extended Term. LESSEE shall exercise such options to extend by giving written notice to LESSOR of its desire to do so not later than twelve (12) months prior to the expiration date of the Initial Term or the first Extended Term, as the case may be. Provided the conditions of clauses (i) and (ii) of this Section shall have been satisfied, the giving of such notice by LESSEE shall automatically extend the Term for the particular Extended Term, and no instrument of renewal need be executed. In the event that LESSEE fails to give such notice to LESSOR, this Lease shall automatically expire at the end of the Initial Term or the first Extended Term, as the case may be, and LESSEE shall have no further option to extend the Term. It is agreed that time is of the essence with respect to the giving of such notice. The Extended Terms shall be on all the terms and conditions of this Lease, except that (I) the option to extend the Term as set forth in this Section shall be deleted (except that the option to exercise the second Extended Term shall continue to be effective in accordance with this Section during the first Extended Term), (II) the Basic Rent for the Extended Terms shall be at 95% of fair market value as designated by LESSOR by written notice to LESSEE within sixty (60) days after receipt of notice from LESSEE, and (III) Base Operating Expenses and Base Taxes shall be calendar year 2014 and fiscal year 2015, respectively, for the first Extended Term, and calendar year 2019 and fiscal year 2020, respectively, for the second Extended Term. If LESSEE disagrees with such designation of fair market value (the “Designation”), LESSEE shall by written notice, advise LESSOR of such disagreement within fifteen (15) business days after LESSEE’S receipt of the Designation, time being of the essence; otherwise LESSEE shall conclusively be deemed to have agreed to such Designation.

B.                                     “Intentionally Omitted”.

12.                                 Expansion Option. The term “Expansion Space” set forth in Section 1.13 of the Original Lease is hereby deleted in its entirety. Section 36 of the Original Lease is hereby deleted in its entirety, and the term “Intentionally Omitted” is hereby inserted in its stead. Lessee acknowledges and agrees that

Lessee maintains no further expansion options in connection with the Original Lease other than as set forth in this Amendment or in Section 37 of the Original Lease, as amended hereby.

13.                                 Right of First Offer and Expansion Option. Section 37.A of the Original Lease is hereby amended by (i) deleting the words “Expansion Space” from lines 7 and 8, and inserting in their stead the words “Put Space (as defined in Section 39)” and (ii) deleting the number “30,000” in line 10 and inserting in its stead the number “35,000.” The following is hereby inserted at the end of Section 37 of the Original Lease:

D.                                    Notwithstanding anything to the contrary contained in this Original Lease, Lessee may not lease, nor deliver any notice of any intent to lease, any portion of the First Offer Space located on the second floor of the Building during the period commencing on August 1, 2004 and expiring on January 31, 2005.

14.                                 Lessee Space C Termination Right: Put Suites. Section 39 of the Original Lease is hereby deleted in its entirety, and the following is hereby inserted in its stead:

If any of the six suites located on the fifth floor of the Building as identified on Exhibit C attached hereto and referred to on Exhibit A as “Space E” (collectively, the “Put Suites”) become available for lease at any time during the Term, then provided that at the time any such Put Suite becomes available for lease, (i) there then exists no Default of Lessee beyond applicable notice and cure periods, and (ii) the Lease, as amended hereby, is then in full force and effect, Lessee shall lease such Put Suite upon the terms and conditions applicable to Spaces A and B as are contained in this Lease (including, without limitation, the same Basic Rent rate per rentable square foot as is applicable to Spaces A and B), except that (a) Lessor shall not be obligated to perform any work or improvements to the Put Suite or to provide any allowance or other financial contribution other than, in the event of a five (5) year term, $37.00 per rentable square foot in the Put Suite, and in the event of a term in excess of seven (7) years, $40.00 per rentable square foot in the Put Suite, (b) the Base Operating Expenses with respect to a Put Suite shall be the Operating Expenses for the calendar year in which Lessee commences to occupy such Put Suite for the conduct of its business, (c) the Base Taxes with respect to a Put Suite shall be the actual real estate taxes assessed against the Property for the tax year in which Lessee commences to occupy such Put Suite for the conduct of its business, and (d) the Escalation Factor for a Put Suite shall be determined by dividing the rentable area of such Put Suite by the Building’s rentable area (445,765 square feet). Lessee shall, within twenty (20) Business Days after delivery of notice by Lessor of the availability of such Put Suite, execute an amendment to this Lease on a form provided by Lessor adding the Put Suite to the Premises and otherwise reflecting the terms of this Section. Basic Rent attributable to any Put Suite shall be payable commencing as of the earlier of the ninetieth day after Lessor delivers possession of such Put Suite to Lessee or the date that Lessee first occupies such Put Suite for the conduct of its business.

15.                                 Tenancy at Will Space. Lessee shall remain in occupancy of the TAW Space and continue to pay rent as set forth in the TAW Agreement through and including December 15, 2004, after which date, Lessee shall vacate and the surrender the TAW Space in accordance with the TAW Agreement.

16.                                 Additions & Alterations. All of the provisions of Section 12 of the Original Lease shall apply to the construction, installation or performance of any alterations or additions to the Premises after the completion of the initial renovations to Space D other than those that are set forth in the fourth sentence thereof.

17.                                 Brokerage Commissions. Lessee warrants and represents that Lessee has dealt with no broker other than Codman Company (“Codman”) in connection with the consummation of this Amendment, and, in the event of any brokerage claims against Lessor predicated upon prior dealings with Lessee, then Lessee agrees to defend the same and indemnify Lessor against any such claim.  Lessor agrees to pay Codman a commission pursuant to a separate agreement between Lessor and Codman, and to defend and indemnify Lessee against any claim by Codman relating to said commission.

18.                                 Ratification, Binding Effect. Except as hereby amended, the Lease and all covenants, agreements, terms and conditions thereof shall continue in full force and effect, subject to the terms and provisions thereof and hereof, and is ratified and confirmed by the parties hereto.  This Amendment (i) shall be governed, construed, and enforced under the laws of the Commonwealth of Massachusetts, (ii) contains the entire understanding of the parties with respect to the provisions of the Lease amended hereby, (iii) may not be modified except by a writing signed by both parties and (iv) and shall be binding upon and inure to the benefit of Lessor, Lessee and their respective successors and permitted assigns.

19.                                 Conflict. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

20.                                 Recitals.  The recitals to this Amendment and the facts set forth therein and each writing referred to herein as being annexed hereto as an exhibit or otherwise designated herein as an exhibit hereto are hereby incorporated herein by reference.

21.                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original agreement and all of which when taken together shall be deemed to be one and the same agreement.

22.                                 Miscellaneous. Lessor hereby advises Lessee that Lessor recalibrates the HVAC system servicing the Building and tests the airflow thereof after Lessor, or any person or entity with Lessor’s consent, alters or repairs said system. Lessor agrees to deliver to Lessee the results of such airflow tests within a reasonable period of time after the completion thereof (or within fifteen (15) business days after receipt of a request from Tenant for the most recent copy of such results, unless Lessee has previously received a copy of same).

IN WITNESS WHEREOF, the parties have hereunder set their hands and seal as of the date first written above.

LESSEE:		LESSOR:

FIRST MARBLEHEAD CORPORATION		OMV ASSOCIATES
LIMITED PARTNERSHIP

By:	/s/ Andrew J. Hawley
Name:	Andrew J. Hawley	By:	Park Square Corporation
Title:	President, FMER		Its General Partner

			By:	/s/ Richard D. Cohen
Richard D. Cohen
Its President

EXHIBIT A

Premises

EXHIBIT A – SPACE ‘A’
SUITE 601 – 45,500 RENTABLE SQ FT
6TH FLOOR, 31 ST. JAMES AVE.
NOT TO SCALE	8/6/2004

EXHIBIT A – SPACE ‘B’
SUITE 401 – 45,500 RENTABLE SQ FT
4TH FLOOR, 31 ST. JAMES AVE.
NOT TO SCALE	8/6/2004

EXHIBIT A – SPACE ‘C’
SUITE 550 – 7,272 RENTABLE SQ FT
5TH FLOOR, 31 ST. JAMES AVE.
NOT TO SCALE	8/6/2004

EXHIBIT A – SPACE ‘D’
SUITE 500 – 25,265 RENTABLE SQ FT
5TH FLOOR, 31 ST. JAMES AVE.
NOT TO SCALE	8/11/2004

EXHIBIT A – SPACE ‘E’
SUITE 510, 520, 530, 560, 565, 570
5TH FLOOR, 31 ST. JAMES AVE.
NOT TO SCALE	8/10/2004

EXHIBIT B (Space D)

Work Letter

In consideration of the mutual covenants contained herein and in the Lease, LESSOR and LESSEE agree as follows:

1.                                       Plans and Specifications.

(i)                                     LESSEE shall submit to LESSOR the plans and specifications (the “D Plans”) for the leasehold improvement work to be completed in Space D by LESSEE (the “D Work”). The D Plans shall include the following types of plans and specifications: (1) architectural; (2) structural; (3) mechanical; (4) plumbing; and (5) electrical. LESSEE shall deliver two (2) sets of any progress set or portion of the D Plans submitted to LESSOR for its approval.

(ii)                                  LESSOR shall have five (5) Business Days following receipt of any progress set or other portion of the D Plans to approve or disapprove such progress set or portion of the D Plans; LESSOR agrees not to unreasonably withhold or condition its approval thereof. Failure by LESSOR to respond within said five-(5) Business Day period shall be deemed approval of such progress set or portion of the D Plans. If such progress set or portion of the D Plans is disapproved, then LESSOR shall inform LESSEE of the reasons for such disapproval, after which LESSEE shall have five (5) Business Days to submit revisions to LESSOR. LESSEE shall not unreasonably refuse to satisfy any reasonable objection of LESSOR to the D Plans or any portion thereof. With respect to any resubmitted progress set or portion of the D Plans, LESSOR shall have five (5) Business Days following receipt of said resubmitted plans to approve or disapprove the same, and LESSOR agrees not to unreasonably withhold or condition its approval thereof. Failure by LESSOR to respond with said five-(5) Business Day period shall be deemed approval of such resubmitted plans. If such resubmitted plans are disapproved, then LESSOR shall inform LESSEE of the reasons for such disapproval, after which LESSEE shall have three (3) Business Days to submit revisions to LESSOR. In the event the revisions to the resubmitted plans are disapproved, the provisions of the immediately three (3) preceding sentences shall apply and shall continue until said plans and specifications are approved by LESSOR. The D Plans, when approved by LESSOR, shall be initialed by both parties and attached to this Lease as Exhibit B-D-1.

(iii)                               Within fifteen (15) Business Days following the approval of the D Plans by LESSOR and LESSEE, LESSEE shall submit to LESSOR a construction schedule and budget for the D Work.

(iv)                              Once the D Plans are initialed by both parties, there shall be no material changes to the D Plans without notice to LESSOR. Any change in the D Plans that affects the Building Systems or the exterior or structural elements of the Building shall be deemed material and shall not be made without obtaining the prior written consent of LESSOR, which consent shall not be unreasonably withheld or conditioned. Any requests for LESSOR’S consent shall be accompanied by such information as LESSOR may reasonably require to evaluate such requests. No material change to the D Plans shall substitute material or workmanship of lesser quality than is stipulated in the D Plans, unless otherwise approved by LESSOR. LESSOR shall have five (5) Business Days following receipt of requested changes to the D Plans to approve or disapprove such changes. Failure by LESSOR to respond within said five-(5) Business Day period shall be deemed approval of the changes. If the changes are disapproved, then LESSOR shall inform LESSEE of the reasons for such disapproval, after which LESSEE shall have five (5) Business Days to either (i) submit revisions to LESSOR or (ii) withdraw its request for LESSOR’S consent to such change. If LESSEE elects to submit revisions to LESSOR, LESSEE shall not unreasonably refuse to satisfy any reasonable objection of LESSOR to such changes to the D Plans. LESSOR shall have five (5) Business Days following receipt of said revisions to approve or disapprove the same, and LESSOR agrees not to unreasonably withhold or condition its approval thereof. Failure by LESSOR to respond with said five (5) Business Day period shall be deemed approval of such revisions. If such revisions are disapproved, then LESSOR shall inform LESSEE of the reasons for such disapproval, after which LESSEE shall have three (3) Business Days to submit revised revisions to LESSOR. In the event the revised revisions are disapproved, the provisions of the immediately three (3) preceding sentences shall apply and shall continue until said revisions are approved by LESSOR.

(v)                                 For purposes of the D Work, LESSEE’S architect shall be Fuller Associates Inc. (the “Architect”), and LESSEE’S general contractor shall be Shawmut Design and Construction (the “General Contractor”). LESSEE shall not change the Architect or the General Contractor for the D Work without LESSOR’S consent, which consent shall not be unreasonably withheld, delayed or conditioned. After the D Plans are initialed by both parties, LESSOR may request a copy of the contract with the Architect and a copy of the contract with the General Contractor, and LESSEE agrees to submit said copies to LESSOR. In addition, upon LESSOR’S request, LESSEE shall provide conditional assignments (contingent upon LESSEE’S default under this Lease) to LESSOR of LESSEE’S interest in all contracts or agreements with the Architect and the General Contractor containing such terms and conditions as are reasonably satisfactory to LESSOR and LESSEE.

(vi)                              LESSOR’s review of the D Plans shall be for its sole purpose and shall not imply LESSOR’s warranty of the same, nor obligate LESSOR to review the same for quality, design, compliance with building codes or any other applicable law, or any other matters, nor imply that in LESSOR’s opinion, the D Work may be constructed within the D Work budget. Accordingly, notwithstanding that the D Plans are reviewed and approved by LESSOR or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to LESSEE, the Architect or the General Contractor by LESSOR or LESSOR’s space planner, architect, engineers and consultants, LESSOR shall be neither the guarantor of, nor have any liability whatsoever in connection therewith, and shall not be responsible for any omissions or errors contained in the D Plans.

2.                                     Delivery of Premises; Commencement of Construction and Substantial Completion.

(i)                                     LESSOR shall complete LESSOR’S work described on Exhibit H (Space D) (except for the portion thereof which is designated on Exhibit H (Space D) to be completed during the construction of the D Work or which, in accordance with generally accepted construction practices, can be completed during the construction of the D Work without causing any delay in the completion of the D Work), and LESSOR shall deliver to LESSEE Space D ready for LESSEE’S construction of the D Work on or prior to October 15, 2004 (the “D Delivery Date”). LESSEE agrees to do a walk through of Space D on or prior to October 13, 2004, it being understood that LESSOR believes that it completed all of the work it is required to perform (other than the work described on Exhibit H (Space D) to be completed during the construction of the D Work) prior to October 1, 2004. If, as a result of matters within the reasonable control of LESSOR and not as a result of Force Majeure or any LESSEE action or inaction, LESSOR is unable to deliver possession to LESSEE of any portion of Space D on or prior to the D Delivery Date, then the lease of Space D shall not be void or voidable, and LESSOR shall have no liability for loss or damage resulting therefrom; provided, however, if such delays exceed 180 days, then either LESSOR or LESSEE upon notice to the other may terminate this Lease as to Space D only without liability to the other party.

(ii)                                  LESSEE may have access to Space D after the D Delivery Date and prior to taking occupancy for the conduct of its business for the purpose of inspecting Space D and for preparing for and then constructing the D Work. All of the terms, covenants, conditions and provisions of the Lease shall apply to such early access, with the exception of the obligation to pay Basic Rent as to Space D.

Additionally, such early access to Space D by LESSEE and its agents, contractors and employees is further conditioned upon such other reasonable requirements as LESSOR may prescribe, including the following:

(a)                                  Prior to commencing the D Work, LESSEE shall give to LESSOR (1) copies of all licenses and permits required in connection with the performance of the D Work, (2) the certificates of insurance required under the terms of the Lease, (3) a construction schedule for the performance of the D Work, which schedule may be revised from time to time during the course of said construction, and (4) a list of all subcontractors and suppliers.

(b)                                 Such early access shall be subject to reasonable scheduling requirements established by LESSOR and such other reasonable rules and regulations as may be prescribed by LESSOR, including the rules and regulations attached to the Original Lease as Exhibit E.

(c)                                  In performing the D Work, LESSEE’S contractors, subcontractors and suppliers shall work in harmony, and not interfere, with LESSOR, the contractors hired by LESSOR or the other tenants in the Building. If at any time LESSEE or LESSEE’S contractors, subcontractors or suppliers shall cause or threaten to cause such disharmony, LESSOR may withdraw its permission for early access upon twenty-four (24) hours’ prior written notice to LESSEE.

(d)                                 In performing the D Work, if LESSEE discovers evidence of asbestos, leadbased paint or other hazardous materials that require abatement or remediation management, then LESSEE shall immediately notify LESSOR of such discovery. LESSOR shall thereafter shall adopt an appropriate abatement or remediation program that complies with all applicable federal, state and local laws and regulations, and, except as provided herein, LESSOR shall be promptly reimbursed for all costs and expenses incurred by LESSOR and its agents and contractors in connection with such abatement or remediation program; provided, however, LESSOR shall not be reimbursed for such costs and expenses to the extent the same are incurred in connection with the construction of the D Work.

(e)                                  LESSOR shall not be liable for any injury, loss or damage which may occur to any of the D Work or other installations made in Space D or to property placed therein prior to LESSEE taking occupancy of Space to conduct its business, the same being at LESSEE’S sole risk and liability. LESSEE shall be liable to LESSOR for any damage to Space D or to any portion of the LESSOR’S work caused by LESSEE or any of LESSEE’S employees, agents, contractors, workers or suppliers. In the event the performance of the work by LESSEE, its agents, employees or contractors causes extra costs to LESSOR or requires the use of elevators during hours other than 8:00 a.m. to 4:30 p.m. on Monday through Friday (except holidays), LESSEE shall reimburse LESSOR for the entire extra cost and the cost incurred by LESSOR for the engineers or operators under applicable union regulations or contracts; provided, however, if other contractors are using the elevators after hours as well, such costs shall be allocated among the parties using the elevators.

(iii)                               LESSEE shall construct the D Work in accordance with the D Plans and all applicable zoning, building, health, safety, environmental and other governmental regulations and shall pursue construction of the D Work in a good and workerlike manner diligently to completion, and shall not substantially cease construction for any period in excess of ten (10) consecutive Business Days except for (i) any cause attributable to Force Majeure or (ii) any cause for which LESSEE has obtained LESSOR’S consent, which consent shall not be unreasonably withheld or delayed.

(iv)                              If LESSOR shall give LESSEE notice of a material defect in the D Work or of a material departure from the D Plans not approved by LESSOR, then LESSEE shall, within twenty (20) days after receipt of such notice, take all necessary steps to cure such material defect or material departure from the D Plans, or if such steps cannot be completed within such time, then LESSEE shall commence such steps within such twenty (20)-day period and continue diligently to complete them until completion.

(v)                                 LESSEE shall use its best efforts to substantially complete the D Work as soon as reasonably possible. The D Work shall be deemed substantially completed upon:

(1)                                  Issuance of a certificate of occupancy by the appropriate local authority for the D Work which permits lawful occupancy of Space D by LESSEE (the “Space D CO”);

(2)                                  Receipt by LESSOR of Application and Certificate for Payment, AIA Document G702, executed by the Architect and the General Contractor, and notarized, stating that (A) the D Work has been substantially completed in accordance with the D Plans and stating those respects in which the D Work remains incomplete, (B) the D Work has been satisfactorily integrated into, and is otherwise compatible with, the Building and the Building Systems so that LESSOR may fulfill its obligations to LESSEE pursuant to the terms and provisions of this Lease, (C) all utilities and like services have been connected and are operational and (D) Space D is ready for occupancy;

(3)                                  Delivery to LESSOR of lien waivers from the General Contractor reasonably satisfactory to LESSOR stating that no claim against the Building remains unsatisfied; and of a certification of the General Contractor that it has obtained final lien waivers from each subcontractor and supplier supplying materials or services to Space D;

(4)                                  Completion of an inspection of the D Work by LESSOR confirming (A) substantial completion of the D Work in accordance with the D Plans, and (B) satisfactory integration and compatibility of the D Work into and with the Building and the Building Systems so that LESSOR may fulfill its obligations to LESSEE pursuant to the terms and provisions of this Lease; and

(5)                                  Within thirty (30) days after the D Work is deemed substantially complete, delivery to LESSOR of two sets of final “as built” versions of the D Plans.

(vi)                              LESSEE shall cause all warranties and guarantees, if any, with respect to the D Work to name or be for the benefit of both LESSEE and LESSOR, as their respective interests may appear.

3.                                     Improvement Advances.

Except as otherwise set forth in this paragraph, LESSEE hereby covenants with LESSOR that LESSEE shall promptly and fully pay for all costs and expenses incurred in connection with the D Work. LESSOR shall contribute to a portion of the cost of the D Work in an amount not to exceed $1,010,600.00 (the “Space D Allowance”). If the cost of the D Work exceeds the Space D Allowance, then LESSEE shall be responsible for and pay such excess. Subject to the conditions contained herein, portions of the Space D Allowance may be advanced to LESSEE as the D Work is completed in accordance with the schedule and budget to be attached hereto as Exhibit B-D-2 (each, a “D Improvement Advance”). LESSOR shall not be required to make more than one D Improvement Advance in any one calendar month, and the D Improvement Advances shall be for the amounts set forth in the D Request for Advance (as hereinafter defined); provided, however, if LESSOR determines that some or all of the work described in the D Request for Advance has not been completed in accordance with the D Plans and this work letter, then LESSOR may withhold from such payment an amount equal to the reasonable value of such unacceptable work. The proceeds of the D Improvement Advance shall be applied solely and exclusively towards the construction of the D Work in accordance with the D Plans. The D Improvement Advances are intended to be disbursed in accordance with the budget and construction schedule to be approved hereafter by the parties and to be attached hereto and made a part hereof as Exhibit B-D-2. To request an D Improvement Advance, LESSEE shall submit to LESSOR, on a form reasonably required by LESSOR, the amount requested (the “D Request for Advance”), together with a certificate from the Architect certifying the percentage of the D Work completed and certificates of payment covering all D Work which have been made as of the date of the payment of the D Improvement Advance advanced for the previous month and such other information as may be reasonably required by LESSOR. All such certificates shall be in form and substance reasonably satisfactory to LESSOR, and LESSOR and LESSOR’S representatives shall be permitted from time to time to inspect Space D and LESSEE’S books and records with respect to the D Work during normal business hours and on reasonable notice. All D Requests for Advance shall be subject to LESSOR’S confirmation of the satisfactory completion of the D Work in accordance with the D Plans-to date. Each D Request for Advance shall be submitted by written notice to LESSOR not less than 30 Business Days prior to the date. LESSEE desires receipt of the requested D Improvement Advance. LESSOR shall have no obligation to make any D Improvement Advance, if any material event of default by LESSEE under this Lease has occurred and has not yet been cured.

EXHIBIT C

Put Suites

•                      Suite 570: Gov’t of Puerto Rico-1,996 SF-LED 6/30/2005

•                      Suite 565: Media Link-1,665 SF-LED 6/30/2005

•                      Suite 560: Marcus-1,201 SF-LED 2/28/2006

•                      Suite 530: Nextel-3,364 SF-LED 11/30/2006

•                      Suite 520: Yankee Group-2,989 SF-LED 6/30/2007

•                      Suite 510: Inlingua-1,748 SF-LED 5/31/2009

EXHIBIT H (SPACE D)

LESSOR’S SPACE D WORK

DEMO & REMOVE & ABATE

Demo and remove all lights and associated wiring.

Demo and remove all telephone and data cabling.

Demo and remove all Exit signs & associated cabling and emergency batteries.

Demo and remove approximately 1,000 square feet of raised VCT in two (2) locations.

Remove ceiling hangers and keep existing anchors.

Remove ceiling suspenders and keep existing anchors.

Abate two (2) wet columns within thirty (30) days following LESSEE’S identification of location provided all required permits are received within ten (10) Business Days following LESSEE’ S identification of location and provided further that LESSEE agrees to the scheduling of the work.

SAVE

Existing split air system with condenser on the roof- “as-is” condition.

Fire alarm system with cable, smoke detectors and pull stations.

Existing perimeter radiator covers.

Existing soffit at perimeter.

REPAIR, REPLACE, REROUTE, INSTALL

Fire-stop all penetrations at building core per code, including large penetrations where pipes enter the core.

Repair or replace all mildew or torn pipe insulation.

Repair existing fan coils that are inoperative or malfunctioning.

(LESSEE shall be responsible for cleaning, filter changes, balancing and system check at end of construction).

Repair or replace approximately 10 perimeter radiator enclosures, with building standard particleboard, located between column bays.

(The painting or laminate of the repaired or replaced enclosures are LESSEE’S responsibility.)

Repair or replace approximately 6 interior columns that have been opened by Landlord*

REMAINING BUILT-OUT AREA

Remove all carpet and VCT in remaining built-out lobby and conference area.

Remove all ceiling tiles, lights and ceiling electrical.

Remove all drywall, not identified below, and millwork.

Remove all corkboard down to the studs.

Save all electrical plugs in the reception and conference area.
Save conference rooms, one closet, reception area, glass doors.

HVAC SYSTEM

The components of the HVAC system servicing Space D shall be fully operational and otherwise in good condition and repair, and, upon completion of the D Work, Landlord shall recalibrate the HVAC system for the Building to ensure adequate air flow to Space D and to the other portions of the Premises.

* LESSOR expects to work directly with LESSEE’S selected contractor, through a change order, since this work should be done towards the end of the project. We can mark these repair items on a drawing as we get closer to commencing work.